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                                                                      Exhibit 9

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                         LAW AND REGULATION DEPARTMENT
                         3100 Sanders Road, Suite J5B
                          Northbrook, Illinois 60062
                         Telephone Number 847-402-5000
                            Facsimile 847-402-3781

September 12, 2008

TO:    ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
       HAUPPAUGE, NEW YORK 11788

FROM:  SUSAN L. LEES
       DIRECTOR, SENIOR VICE PRESIDENT,
       GENERAL COUNSEL AND SECRETARY

RE: FORM N-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILE NOS. 333-143228, 811-07467 ALLSTATE RETIREMENTACCESS VARIABLE ANNUITY

With reference to the above-mentioned registration statement on Form N-4 ("Registration Statement") filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life Insurance Company of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of September 12, 2008:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Director of Insurance of the State of New York.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/s/ SUSAN L. LEES
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Susan L. Lees
Director, Senior Vice President,
General Counsel and Secretary